UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2022

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In June 2019, Melissa Cohen, a purported shareholder of Cardinal Health, Inc. (the "Company"), filed an action on behalf of the Company in the U.S. District Court for the Southern District of Ohio against certain current and former members of the Company's Board of Directors alleging that the defendants breached their fiduciary duties by failing to effectively monitor the Company's distribution of controlled substances and approving certain payments of executive compensation. In December 2019 and January 2020, similar complaints were filed in the U.S. District Court for the Southern District of Ohio by purported shareholders, Stanley M. Malone and Michael Splaine, respectively. In January 2020, the court consolidated these cases under the caption In re Cardinal Health, Inc. Derivative Litigation (the "Derivative Action"). In February 2021, the court dismissed the claim with respect to executive compensation but declined to dismiss the failure to monitor claim.

In December 2021, the parties reached an agreement in principle to resolve the Derivative Action ("Settlement") and in July 2022, the court granted preliminary approval of the Settlement. Subject to final approval by the court, as part of the Settlement, the Company's director and officer's liability insurance carriers, on behalf of the defendants, will pay the Company $124 million, less any attorneys' fees and expenses awarded by the court to plaintiffs' counsel. The Settlement does not include any admission of liability.

The Company today provided notice to its stockholders of the Settlement in the form of a press release as well as this Current Report on Form 8-K, as required by the terms of the Settlement. The terms and conditions of the Settlement are set forth in the Stipulation and Agreement of Compromise, Settlement, and Release (“Stipulation”) and the Notice to Cardinal Health, Inc. Stockholders of Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear (“Notice”).

Copies of the Stipulation and Notice are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein. A copy of the news release issued by the Company is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
99.1	Stipulation and Agreement of Compromise, Settlement, and Release
99.2	Notice to Cardinal Health, Inc. Stockholders of Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear
99.3	News release issued by Cardinal Health, Inc. on July 22, 2022

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date:	July 22, 2022	By:	/s/ JESSICA L. MAYER
Jessica L. Mayer
Chief Legal and Compliance Officer
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